News Release

Virtus Investment Partners Announces Financial Results for Fourth Quarter 2019

▪	Earnings Per Share - Diluted of $2.83; Earnings Per Share - Diluted, as Adjusted, of $4.32

▪	Total Sales of $4.8B; Net Flows of $0.3B; Long-Term AUM of $107.7B; Total AUM of $108.9B

Hartford, CT, January 31, 2020 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended December 31, 2019.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	12/31/2019	12/31/2018	Change	9/30/2019	Change

U.S. GAAP Financial Measures
Revenues	$146.1	$138.1	6%	$146.0	—%
Operating expenses	$108.3	$108.8	—%	$110.2	(2%)
Operating income (loss)	$37.8	$29.2	29%	$35.8	6%
Operating margin	25.9%	21.2%		24.5%
Net income (loss) attributable to common stockholders	$20.8	$0.1	N/M	$22.0	(5%)
Earnings (loss) per share - diluted	$2.83	$0.01	N/M	$2.95	(4%)
Weighted average shares outstanding - diluted	8.084	7.382	10%	8.157	(1%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$128.4	$118.6	8%	$127.1	1%
Operating expenses, as adjusted	$78.3	$77.2	1%	$79.5	(2%)
Operating income (loss), as adjusted	$50.1	$41.5	21%	$47.7	5%
Operating margin, as adjusted	39.0%	34.9%		37.5%
Net income (loss) attributable to common stockholders, as adjusted	$34.9	$28.8	21%	$32.9	6%
Earnings (loss) per share - diluted, as adjusted	$4.32	$3.42	26%	$4.03	7%
Weighted average shares outstanding - diluted, as adjusted	8.084	8.429	(4%)	8.157	(1%)

(1) See the information beginning on page 11 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures
N/M - Not Meaningful

Earnings Summary

The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 11 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	12/31/2019	12/31/2018	Change	9/30/2019	Change
Ending long-term assets under management (1)	$107.7	$90.4	19%	$102.8	5%
Ending total assets under management	$108.9	$92.0	18%	$104.1	5%
Average long-term assets under management (1)	$103.9	$98.3	6%	$102.8	1%
Average total assets under management	$105.1	$99.9	5%	$104.5	1%
Total sales	$4.8	$4.4	9%	$4.8	—%
Net flows	$0.3	$(4.8)	N/M	$(1.1)	N/M

(1) Excludes assets under management in liquidity strategies, including in certain open-end mutual funds and institutional accounts.
N/M - Not Meaningful

Long-term assets under management increased 5% to $107.7 billion at December 31, 2019 from $102.8 billion at September 30, 2019 due to market appreciation and positive net flows. Total assets under management at December 31, 2019 were $108.9 billion, including $1.2 billion of assets in liquidity strategies.
Total sales of $4.8 billion were unchanged from the third quarter as higher sales from retail separate accounts, institutional, and exchange traded funds (ETFs) were offset by lower open-end fund sales. Retail separate account sales were $1.0 billion, up 24% sequentially, with growth in both the intermediary-sold and private client channels. Institutional sales increased 45% sequentially to $1.2 billion as a result of new mandates across multiple affiliates. ETF sales of $0.2 billion increased 74% from the third quarter. Open-end fund sales declined 21% to $2.3 billion from $3.0 billion in the third quarter, which included $0.6 billion of model wins and reallocations.
Total net flows of $0.3 billion improved meaningfully from ($1.1) billion in the third quarter and included positive net flows in retail separate accounts, institutional, and ETFs that were partially offset by net outflows in open-end funds. Net flows in retail separate accounts were $0.6 billion, up $0.2 billion from the prior quarter as a result of stronger sales. Institutional net flows of $0.1 billion improved from ($1.4) billion in the prior quarter, which included a single large client redemption. Open-end fund net flows of ($0.4) billion were a result of continued net outflows in bank loan strategies, partially offset by positive net flows in domestic and international equity strategies.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results

Operating income increased 6% sequentially to $37.8 million from $35.8 million in the prior quarter, primarily reflecting lower employment expenses.
Net income attributable to common stockholders of $2.83 per diluted common share included ($0.71) of fair value adjustments on affiliate non-controlling interests, ($0.31) of net realized and unrealized losses on investments, and ($0.11) of acquisition and integration costs. Third quarter net income per diluted share of $2.95 included ($0.63) of net realized and unrealized losses on investments and ($0.12) of acquisition and integration costs.

The effective tax rate of 28% during the fourth quarter compared with 30% in the prior quarter, reflecting a change in the valuation allowance related to marketable securities.

Non-GAAP Results
Revenues, as adjusted, of $128.4 million increased 1% from the prior quarter as a result of an increase in both average long-term assets and the average fee rate. Revenues included $1.1 million of performance-related fees compared with $1.2 million in the prior quarter. Employment expenses, as adjusted, declined 2% to $58.8 million primarily due to lower incentive compensation. Other operating expenses, as adjusted, of $18.2 million compared with $18.1 million in the prior quarter.
Operating income, as adjusted, and the related margin increased to $50.1 million and 39%, respectively, from $47.7 million and 38%, respectively, in the prior quarter. The higher margin reflected growth in investment management fees and a decline in employment expenses.
Interest and dividends earned on cash equivalents, seed capital, and collateralized loan obligation (CLO) investments were $4.1 million, an increase from $3.5 million in the third quarter, primarily due to higher dividend income.
Net income attributable to common stockholders, as adjusted, which is net of noncontrolling interests, was $4.32 per diluted common share, an increase of $0.29, or 7%, from $4.03 in the prior quarter. The increase primarily reflected higher operating income, as adjusted.
The effective tax rate, as adjusted, was 27%, unchanged from the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	12/31/2019	12/31/2018	Change	9/30/2019	Change
Cash and cash equivalents	$221.8	$201.7	10%	$195.9	13%
Gross debt (1)	$285.7	$340.6	(16%)	$300.7	(5%)
Redeemable noncontrolling interests	$58.4	$55.1	6%	$53.1	10%
Total equity attributable to stockholders	$675.7	$629.9	7%	$665.7	2%

Working capital (2)	$160.1	$140.2	14%	$158.0	1%
Net debt (cash) (3)	$63.9	$138.9	(54%)	$104.9	(39%)

(1) Excludes deferred financing costs of $7.9 million, $11.4 million, and $8.7 million as of December 31, 2019, December 31, 2018, and September 30, 2019, respectively.
(2) Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable and required principal payments due over the next 12 months, including scheduled amortization and an estimate of the excess cash flow payment; the actual excess cash flow payment will be measured based on fiscal year 2019 financial results and the net leverage ratio as of December 31, 2019.
(3) Defined as gross debt less cash and cash equivalents.

Working capital at December 31, 2019 of $160.1 million increased 1% from September 30, 2019, reflecting net cash generated from the business partially offset by principal payments on debt and return of capital to shareholders.
During the fourth quarter, the company repurchased 85,745 shares, or 1.2% of beginning-of-quarter outstanding common shares, for $10.0 million. In addition, the company net settled 7,954 shares for $0.9 million to satisfy employee tax obligations on restricted stock units.
The company repaid $15.0 million of debt in the fourth quarter. The net leverage ratio, which is net debt to EBITDA (in accordance with the company's credit agreement), was 0.3x at December 31, 2019, down from 0.5x at September 30, 2019 and 0.7x at December 31, 2018.
As previously disclosed, each share of the company’s 7.25% mandatorily convertible preferred stock will automatically convert into 0.7938 shares of the company’s common stock and be available to commence trading on February 4, 2020. The conversion will result in the issuance of 912,870 shares of common stock, modestly lower than the estimated converted shares assumed in the calculation of outstanding shares at December 31, 2019.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Management will host an investor conference call on Friday, January 31, 2020, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 for callers in the U.S. and Canada or 253-336-7413 for international callers (Conference ID: 4583175). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through February 7, 2020, by telephone at 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) (Conference ID: 4583175).

About Virtus Investment Partners

Virtus Investment Partners, Inc. (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliated managers include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, Seix Investment Advisors, Silvant Capital Management, and Sustainable Growth Advisers. Additional information can be found at www.virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2019	12/31/2018	Change	9/30/2019	Change	12/31/2019	12/31/2018	Change
Revenues
Investment management fees	$120,945	$111,664	8%	$120,023	1%	$461,477	$437,021	6%
Distribution and service fees	9,776	10,829	(10%)	10,442	(6%)	40,898	50,715	(19%)
Administration and shareholder service fees	15,137	15,342	(1%)	15,280	(1%)	59,884	63,614	(6%)
Other income and fees	226	230	(2%)	210	8%	987	885	12%
Total revenues	146,084	138,065	6%	145,955	—%	563,246	552,235	2%
Operating Expenses
Employment expenses	60,265	59,668	1%	61,282	(2%)	240,521	238,501	1%
Distribution and other asset-based expenses	20,086	21,043	(5%)	20,927	(4%)	82,099	92,441	(11%)
Other operating expenses	18,238	18,513	(1%)	18,228	—%	74,363	74,853	(1%)
Operating expenses of consolidated investment products	620	692	(10%)	376	65%	4,015	3,515	14%
Restructuring and severance	283	87	225%	523	(46%)	2,302	87	N/M
Depreciation expense	1,263	1,293	(2%)	1,245	1%	4,992	4,597	9%
Amortization expense	7,533	7,541	—%	7,587	(1%)	30,244	25,142	20%
Total operating expenses	108,288	108,837	(1%)	110,168	(2%)	438,536	439,136	—%
Operating Income (Loss)	37,796	29,228	29%	35,787	6%	124,710	113,099	10%
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	1,570	(6,241)	N/M	2	N/M	7,044	(5,217)	N/M
Realized and unrealized gain (loss) of consolidated investment products, net	(3,657)	(16,997)	(78%)	(5,344)	(32%)	(1,202)	(21,252)	(94%)
Other income (expense), net	519	966	(46%)	746	(30%)	2,411	3,289	(27%)
Total other income (expense), net	(1,568)	(22,272)	(93%)	(4,596)	(66%)	8,253	(23,180)	N/M
Interest Income (Expense)
Interest expense	(4,268)	(5,963)	(28%)	(4,889)	(13%)	(19,473)	(19,445)	—%
Interest and dividend income	827	1,744	(53%)	863	(4%)	3,844	4,999	(23%)
Interest and dividend income of investments of consolidated investment products	28,296	26,678	6%	30,290	(7%)	115,356	98,356	17%
Interest expense of consolidated investment products	(19,975)	(18,002)	11%	(21,252)	(6%)	(92,005)	(64,788)	42%
Total interest income (expense), net	4,880	4,457	9%	5,012	(3%)	7,722	19,122	(60%)
Income (Loss) Before Income Taxes	41,108	11,413	260%	36,203	14%	140,685	109,041	29%
Income tax expense (benefit)	11,326	10,320	10%	10,844	4%	35,177	32,961	7%
Net Income (Loss)	29,782	1,093	N/M	25,359	17%	105,508	76,080	39%
Noncontrolling interests	(6,890)	1,068	N/M	(1,274)	441%	(9,859)	(551)	N/M
Net Income (Loss) Attributable to Stockholders	22,892	2,161	N/M	24,085	(5%)	95,649	75,529	27%
Preferred stockholder dividends	(2,084)	(2,084)	—%	(2,085)	—%	(8,337)	(8,337)	—%
Net Income (Loss) Attributable to Common Stockholders	$20,808	$77	N/M	$22,000	(5%)	$87,312	$67,192	30%
Earnings (Loss) Per Share - Basic	$3.02	$0.01	N/M	$3.17	(5%)	$12.54	$9.37	34%
Earnings (Loss) Per Share - Diluted	$2.83	$0.01	N/M	$2.95	(4%)	$11.74	$8.86	33%
Cash Dividends Declared Per Preferred Share	$1.81	$1.81	—%	$1.81	—%	$7.25	$7.25	—%
Cash Dividends Declared Per Common Share	$0.67	$0.55	22%	$0.67	—%	$2.44	$2.00	22%
Weighted Average Shares Outstanding - Basic	6,881	7,111	(3%)	6,947	(1%)	6,963	7,174	(3%)
Weighted Average Shares Outstanding - Diluted	8,084	7,382	10%	8,157	(1%)	8,149	8,527	(4%)

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	12/31/2018	03/31/2019	6/30/2019	9/30/2019	12/31/2019
By product (period end):
Open-End Funds (1)	$37,710	$40,633	$41,223	$41,190	$42,870
Closed-End Funds	5,956	6,553	6,653	6,816	6,748
Exchange Traded Funds	668	1,102	1,078	1,054	1,156
Retail Separate Accounts	14,998	17,123	18,260	18,863	20,414
Institutional Accounts	27,445	30,514	32,056	30,951	32,635
Structured Products	3,640	3,998	3,984	3,972	3,903
Total Long-Term	$90,417	$99,923	$103,254	$102,846	$107,726
Liquidity (2)	1,613	1,789	1,752	1,221	1,178
Total	$92,030	$101,712	$105,006	$104,067	$108,904

By product (average) (3)
Open-End Funds (1)	$41,602	$39,532	$40,961	$41,457	$41,718
Closed-End Funds	6,235	6,258	6,551	6,649	6,639
Exchange Traded Funds	831	871	1,082	1,048	1,049
Retail Separate Accounts	16,817	14,998	17,123	18,260	18,863
Institutional Accounts	29,172	29,354	30,771	31,462	31,748
Structured Products	3,627	3,669	3,968	3,957	3,903
Total Long-Term	$98,284	$94,682	$100,456	$102,833	$103,920
Liquidity (2)	1,607	1,725	1,769	1,710	1,195
Total	$99,891	$96,407	$102,225	$104,543	$105,115

By asset class (period end):
Equity	$53,297	$61,781	$64,888	$65,544	$70,720
Fixed Income	33,425	33,674	32,983	31,704	31,186
Alternatives (4)	3,695	4,468	5,383	5,598	5,820
Total Long-Term	$90,417	$99,923	$103,254	$102,846	$107,726
Liquidity (2)	1,613	1,789	1,752	1,221	1,178
Total	$92,030	$101,712	$105,006	$104,067	$108,904

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (5)
(in basis points)

	Three Months Ended
	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019
All Products
Open-End Funds (1)	54.4	54.6	55.7	56.6	57.4
Closed-End Funds	65.5	64.9	65.0	64.7	64.0
Exchange Traded Funds	15.2	16.7	23.4	25.3	22.0
Retail Separate Accounts	48.1	48.7	48.4	48.0	46.8
Institutional Accounts (6)	29.2	30.6	30.8	31.8	31.8
Structured Products (6)	36.7	37.1	35.3	37.3	37.9
All Long-Term Products (6)	45.6	45.9	46.3	46.9	47.0
Liquidity (2)	9.9	9.9	10.6	10.7	8.9
All Products	45.0	45.3	45.7	46.3	46.5

(1) Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds.
(2) Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts.
(3) Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance or average of month-end balances in quarter
- Institutional Accounts and Structured Products - average of month-end balances in quarter
(4) Consists of real estate securities, mid-stream energy securities and master limited partnerships, options strategies, and other.
(5) Represents investment management fees divided by average assets. Investment management fees exclude the impact of consolidated investment products. Prior periods have been recast to conform to the current period definition of investment management fees.
(6) Includes performance-related fees, in basis points, earned during the three months ended as follows:

	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019
Institutional Accounts	0.2	0.5	0.2	1.5	1.2
Structured Products	0.9	—	—	—	1.5
All Long-Term Products	0.1	0.2	0.1	0.5	0.4

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Twelve Months Ended
	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019	12/31/2018	12/31/2019
Open-End Funds (1)
Beginning balance	$45,172	$37,710	$40,633	$41,223	$41,190	$43,078	$37,710
Inflows	2,889	3,000	2,510	2,982	2,343	14,836	10,835
Outflows	(6,751)	(3,867)	(3,214)	(3,164)	(2,784)	(17,098)	(13,029)
Net flows	(3,862)	(867)	(704)	(182)	(441)	(2,262)	(2,194)
Market performance	(3,226)	3,839	1,465	(69)	2,301	(2,522)	7,536
Other (2)	(374)	(49)	(171)	218	(180)	(584)	(182)
Ending balance	$37,710	$40,633	$41,223	$41,190	$42,870	$37,710	$42,870

Closed-End Funds
Beginning balance	$6,342	$5,956	$6,553	$6,653	$6,816	$6,666	$5,956
Inflows	8	11	9	14	10	22	44
Outflows	—	—	—	—	—	—	—
Net flows	8	11	9	14	10	22	44
Market performance	(257)	662	182	246	26	(289)	1,116
Other (2)	(137)	(76)	(91)	(97)	(104)	(443)	(368)
Ending balance	$5,956	$6,553	$6,653	$6,816	$6,748	$5,956	$6,748

Exchange Traded Funds
Beginning balance	$983	$668	$1,102	$1,078	$1,054	$1,039	$668
Inflows	29	394	132	94	164	290	784
Outflows	(107)	(46)	(117)	(54)	(62)	(342)	(279)
Net flows	(78)	348	15	40	102	(52)	505
Market performance	(201)	108	(5)	(36)	23	(163)	90
Other (2)	(36)	(22)	(34)	(28)	(23)	(156)	(107)
Ending balance	$668	$1,102	$1,078	$1,054	$1,156	$668	$1,156

Retail Separate Accounts
Beginning balance	$16,817	$14,998	$17,123	$18,260	$18,863	$13,937	$14,998
Inflows	701	753	731	819	1,012	3,061	3,315
Outflows	(515)	(472)	(447)	(435)	(436)	(2,440)	(1,790)
Net flows	186	281	284	384	576	621	1,525
Market performance	(2,005)	1,895	877	297	976	(736)	4,045
Other (2)	—	(51)	(24)	(78)	(1)	1,176	(154)
Ending balance	$14,998	$17,123	$18,260	$18,863	$20,414	$14,998	$20,414

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product (continued)
(in millions)

	Three Months Ended					Twelve Months Ended
	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019	12/31/2018	12/31/2019
Institutional Accounts
Beginning balance	$30,961	$27,445	$30,514	$32,056	$30,951	$20,815	$27,445
Inflows	811	954	1,737	851	1,235	4,144	4,777
Outflows	(1,822)	(1,154)	(1,259)	(2,216)	(1,091)	(6,543)	(5,720)
Net flows	(1,011)	(200)	478	(1,365)	144	(2,399)	(943)
Market performance	(2,491)	3,156	1,141	527	1,553	(992)	6,377
Other (2)	(14)	113	(77)	(267)	(13)	10,021	(244)
Ending balance	$27,445	$30,514	$32,056	$30,951	$32,635	$27,445	$32,635

Structured Products
Beginning balance	$3,648	$3,640	$3,998	$3,984	$3,972	$3,299	$3,640
Inflows	—	389	—	—	—	421	389
Outflows	(16)	(16)	(21)	(16)	(45)	(71)	(98)
Net flows	(16)	373	(21)	(16)	(45)	350	291
Market performance	57	27	56	54	36	180	173
Other (2)	(49)	(42)	(49)	(50)	(60)	(189)	(201)
Ending balance	$3,640	$3,998	$3,984	$3,972	$3,903	$3,640	$3,903

Total Long-Term
Beginning balance	$103,923	$90,417	$99,923	$103,254	$102,846	$88,834	$90,417
Inflows	4,438	5,501	5,119	4,760	4,764	22,774	20,144
Outflows	(9,211)	(5,555)	(5,058)	(5,885)	(4,418)	(26,494)	(20,916)
Net flows	(4,773)	(54)	61	(1,125)	346	(3,720)	(772)
Market performance	(8,123)	9,687	3,716	1,019	4,915	(4,522)	19,337
Other (2)	(610)	(127)	(446)	(302)	(381)	9,825	(1,256)
Ending balance	$90,417	$99,923	$103,254	$102,846	$107,726	$90,417	$107,726

Liquidity (3)
Beginning balance	$1,675	$1,613	$1,789	$1,752	$1,221	$2,129	$1,613
Other (2)	(62)	176	(37)	(531)	(43)	(516)	(435)
Ending balance	$1,613	$1,789	$1,752	$1,221	$1,178	$1,613	$1,178

Total
Beginning balance	$105,598	$92,030	$101,712	$105,006	$104,067	$90,963	$92,030
Inflows	4,438	5,501	5,119	4,760	4,764	22,774	20,144
Outflows	(9,211)	(5,555)	(5,058)	(5,885)	(4,418)	(26,494)	(20,916)
Net flows	(4,773)	(54)	61	(1,125)	346	(3,720)	(772)
Market performance	(8,123)	9,687	3,716	1,019	4,915	(4,522)	19,337
Other (2)	(672)	49	(483)	(833)	(424)	9,309	(1,691)
Ending balance	$92,030	$101,712	$105,006	$104,067	$108,904	$92,030	$108,904

(1) Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds.
(2) Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from liquidity strategies, and the effect on net flows from non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), structured products reset transactions, and the use of leverage.
(3) Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts.

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Virtus Investment Partners, Inc. 11.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	12/31/2019	12/31/2018	9/30/2019
Total revenues, GAAP	$146,084	$138,065	$145,955
Consolidated investment products revenues (1)	2,377	1,615	2,110
Investment management fees (2)	(10,304)	(10,212)	(10,476)
Distribution and service fees (2)	(9,782)	(10,831)	(10,451)
Total revenues, as adjusted	$128,375	$118,637	$127,138

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	12/31/2019	12/31/2018	9/30/2019
Total operating expenses, GAAP	$108,288	$108,837	$110,168
Consolidated investment products expenses (1)	(620)	(692)	(376)
Distribution and other asset-based expenses (3)	(20,086)	(21,043)	(20,927)
Amortization of intangible assets (4)	(7,533)	(7,541)	(7,587)
Restructuring and severance (5)	(283)	(366)	(523)
Acquisition and integration expenses (6)	(1,193)	(1,679)	(1,304)
Other (7)	(308)	(338)	—
Total operating expenses, as adjusted	$78,265	$77,178	$79,451

Reconciliation of Operating Income (Loss), GAAP to Operating Income (Loss), as Adjusted:

	Three Months Ended
	12/31/2019	12/31/2018	9/30/2019
Operating income (loss), GAAP	$37,796	$29,228	$35,787
Consolidated investment products (earnings) losses (1)	2,997	2,307	2,486
Amortization of intangible assets (4)	7,533	7,541	7,587
Restructuring and severance (5)	283	366	523
Acquisition and integration expenses (6)	1,193	1,679	1,304
Other (7)	308	338	—
Operating income (loss), as adjusted	$50,110	$41,459	$47,687

Operating margin, GAAP	25.9%	21.2%	24.5%
Operating margin, as adjusted	39.0%	34.9%	37.5%

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Virtus Investment Partners, Inc. 12.

Reconciliation of Net Income (Loss) Attributable to Common Stockholders, GAAP to Net Income (Loss) Attributable to Common Stockholders, as Adjusted:

	Three Months Ended
	12/31/2019	12/31/2018	9/30/2019
Net income (loss) attributable to common stockholders, GAAP	$20,808	$77	$22,000
Amortization of intangible assets, net of tax (4)	4,737	4,684	4,803
Restructuring and severance, net of tax (5)	206	264	382
Acquisition and integration expenses, net of tax (6)	868	1,174	953
Other, net of tax (7)	8,193	2,988	2,231
Seed capital and CLO investments (gains) losses, net of tax (8)	93	19,635	2,545
Net income (loss) attributable to common stockholders, as adjusted	$34,905	$28,822	$32,914

Weighted average shares outstanding - diluted	8,084	7,382	8,157
Preferred stockA	—	1,047	—
Weighted average shares outstanding - diluted, as adjusted	8,084	8,429	8,157

Earnings (loss) per share - diluted, GAAP	$2.83	$0.01	$2.95
Earnings (loss) per share - diluted, as adjusted	$4.32	$3.42	$4.03
A Assumes conversion of preferred shares to common shares at the 20-day volume-weighted average common stock price at period end, subject to a conversion price range of $109.34 to $131.21 per share resulting in a conversion ratio range of 0.9146 to 0.7622 as of December 31, 2019.

Reconciliation of Income (Loss) Before Taxes, GAAP to Income (Loss) Before Taxes, as Adjusted:

	Three Months Ended
	12/31/2019	12/31/2018	9/30/2019
Income (loss) before taxes, GAAP	$41,108	$11,413	$36,203
Consolidated investment products (earnings) losses (1)	(304)	1,268	(367)
Amortization of intangible assets (4)	7,533	7,541	7,587
Restructuring and severance (5)	283	366	523
Acquisition and integration expenses (6)	1,193	1,679	1,304
Other (7)	308	338	—
Seed capital and CLO investments (gains) losses (8)	311	18,745	2,038
Income (loss) before taxes, as adjusted	$50,432	$41,350	$47,288

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Virtus Investment Partners, Inc. 13.

Reconciliation of Income Tax Expense (Benefit), GAAP to Income Tax Expense (Benefit), as Adjusted:

	Three Months Ended
	12/31/2019	12/31/2018	9/30/2019
Income tax expense (benefit), GAAP	$11,326	$10,320	$10,844
Tax impact of:
Amortization of intangible assets (4)	2,054	2,102	2,042
Restructuring and severance (5)	77	102	141
Acquisition and integration expenses (6)	325	468	351
Other (7)	(247)	(566)	(146)
Seed capital and CLO investments (gains) losses (8)	218	(900)	(507)
Income tax expense (benefit), as adjusted	$13,753	$11,526	$12,725

Effective tax rate, GAAPA	27.6%	90.4%	30.0%
Effective tax rate, as adjustedB	27.3%	27.9%	26.9%
A Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP.
B Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted.

Reconciliation of Administration and Shareholder Service Fees, GAAP to Administration and Shareholder Service Fees, as Adjusted:

	Three Months Ended
	12/31/2019	12/31/2018	9/30/2019
Administration and shareholder service fees, GAAP	$15,137	$15,342	$15,280
Consolidated investment products fees (1)	52	24	49
Administration and shareholder service fees, as adjusted	$15,189	$15,366	$15,329

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	12/31/2019	12/31/2018	9/30/2019
Employment expenses, GAAP	$60,265	$59,668	$61,282
Acquisition and integration expenses (6)	(1,193)	(1,595)	(1,223)
Other (7)	(308)	—	—
Employment expenses, as adjusted	$58,764	$58,073	$60,059

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	12/31/2019	12/31/2018	9/30/2019
Other operating expenses, GAAP	$18,238	$18,513	$18,228
Acquisition and integration expenses (6)	—	(363)	(81)
Other (7)	—	(338)	—
Other operating expenses, as adjusted	$18,238	$17,812	$18,147

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Virtus Investment Partners, Inc. 14.

Reconciliation of Total Other Income (Expense), Net, GAAP to Total Other Income (Expense), Net, as Adjusted:

	Three Months Ended
	12/31/2019	12/31/2018	9/30/2019
Total other income (expense), net GAAP	$(1,568)	$(22,272)	$(4,596)
Consolidated investment products (1)	1,747	4,555	3,593
Seed capital and CLO investments (gains) losses (8)	311	18,745	2,038
Total other income (expense), net as adjusted	$490	$1,028	$1,035

Reconciliation of Interest and Dividend Income, GAAP to Interest and Dividend Income, as Adjusted:

	Three Months Ended
	12/31/2019	12/31/2018	9/30/2019
Interest and dividend income, GAAP	$827	$1,744	$863
Consolidated investment products (1)	3,273	3,082	2,592
Interest and dividend income, as adjusted	$4,100	$4,826	$3,455

Reconciliation of Total Noncontrolling Interests, GAAP to Total Noncontrolling Interests, as Adjusted

	Three Months Ended
	12/31/2019	12/31/2018	9/30/2019
Total noncontrolling interests, GAAP	$(6,890)	$1,068	$(1,274)
Consolidated investment products (1)	304	(1,268)	367
Amortization of intangible assets (4)	(742)	(755)	(742)
Acquisition and integration expenses (6)	—	(37)	—
Other (7)	5,554	—	—
Seed capital and CLO investments (gains) losses (8)	—	(10)	—
Total noncontrolling interests, as adjusted	$(1,774)	$(1,002)	$(1,649)

Notes to Reconciliations:

Reclassifications:

1.
Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

Other adjustments:

Revenue Related

2.
Investment management / Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under ma

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Virtus Investment Partners, Inc. 15.

nagement, and varies based on the type of investment product. The specific adjustments are as follows:
Investment management fees - Based on specific agreements, the portion of investment management fees passed-through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed-through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.

Expense Related

3.
Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.

4.
Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

5.
Restructuring and severance - Certain expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.

6.
Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	12/31/2019	12/31/2018	9/30/2019
Employment expenses	$1,193	$1,595	$1,223
Restructuring and severance	—	(279)	—
Other operating expenses	—	363	81
Total Acquisition and Integration Expenses	$1,193	$1,679	$1,304

7. Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related

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Virtus Investment Partners, Inc. 16.

to current operating results to reflect a normalized effective rate. Preferred dividends are adjusted as the shares are mandatorily convertible into common shares at the end of three years, and the non-GAAP weighted average shares are adjusted to reflect the conversion. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown below:

	Three Months Ended
Other	12/31/2019	12/31/2018	9/30/2019
Occupancy related expenses	$—	$338	$—
Tax impact of occupancy related expenses	—	(94)	—
Employment expense fair value adjustments	308	—	—
Tax impact of employment expense fair value adjustments	(84)	—	—
Other discrete tax adjustments	331	660	146
Affiliate minority interest fair value adjustments	5,554	—	—
Preferred stockholder dividends	2,084	2,084	2,085
Total Other	$8,193	$2,988	$2,231

Seed Capital and CLO Related

8. Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments

Definitions:

Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed-through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

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Virtus Investment Partners, Inc. 17.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” "intent," "plan," “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans and ability to borrow, for all future periods. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2018 Annual Report on Form 10-K as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) withdrawal, renegotiation or termination of investment advisory agreements; (c) damage to our reputation; (d) failure to comply with investment guidelines or other contractual requirements; (e) inability to satisfy financial covenants and payments related to our indebtedness; (f) inability to attract and retain key personnel; (g) challenges from the competition we face in our business; (h) adverse regulatory and legal developments; (i) unfavorable changes in tax laws or limitations; (j) adverse developments related to unaffiliated subadvisers; (k) negative implications of changes in key distribution relationships; (l) interruptions in or failure to provide critical technological service by us or third parties; (m) volatility associated with our common and preferred stock; (n) adverse civil litigation and government investigations or proceedings; (o) risk of loss on our investments; (p) inability to make quarterly common and preferred stock distributions; (q) lack of sufficient capital on satisfactory terms; (r) losses or costs not covered by insurance; (s) impairment of goodwill or intangible assets; (t) inability to achieve expected acquisition-related benefits; and other risks and uncertainties described in our 2018 Annual Report on Form 10-K and our filings with the Securities and Exchange Commission (the “SEC”).

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.
The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

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